PETROTEQ REACHES NEW PRODUCTION MILESTONE OF 300 BBLS/DAY AND IS NOW OPERATING ON A BREAKEVEN BASIS AT ITS ASPHALT RIDGE PLANT

Sherman Oaks, California - March 2, 2020 - Petroteq Energy Inc. ("Petroteq" or the "Company") (TSXV:PQE; OTC:PQEFF; FSE:PQCF), an integrated oil company focused on the development and implementation of its proprietary oil-extraction and remediation technologies, is pleased to announce that after a scheduled temporary maintenance shutdown in January 2020, during which various process improvements and adjustments were completed, it re-commenced production at its Asphalt Ridge facility located in Vernal, Utah (the "Plant") and since re-commencement on February 19, 2020 has produced approximately 1,900 barrels of oil thus achieving an average daily production rate of over 300 bbls/day on a continuous basis. The maintenance shutdown allowed the team to make adjustments and complete installation of critical additional equipment. Furthermore, Valkor Engineering used this time to run a testing regimen on the plant which will provide the final data points needed for a proposed expansion of the Asphalt Ridge Facility to up to 4,000 bbls/day of capacity.

The Company is further pleased to report the following:

  The technology at the Plant is flexible enough that it can produce a wide range of different characteristics of oils, which enables the Company to cater to the specific needs of its customers.
  Due to the high quality of oil produced at the Plant, the Company's sweet heavy oil is being sold at West Texas intermediate (WTI), less the cost of transportation with no further deductions.
  Based on the Company's current production rate of 300 bbls/day and production costs of approximately $30-$32 per barrel (inclusive of the costs of all plant expenses), the Plant is currently operating on a break even basis.
  The Company has received a payment of $96,500 from the State of Utah County Roads Department for delivery of heavy unrefined oil to be used in their road paving operations. In addition, the Plant has received an additional purchase order for a further $250,000 of the same product from the same state agency.
  Additional staff training has been completed at the Plant in anticipation of implementing dual shift operations as a result of anticipated increased production resulting from various engineering improvements at the Plant.
  With the International Maritime Organization's new low sulfur fuel regulations (IMO 2020) becoming effective on January 1, 2020, the Company is focusing on producing a high quality sweet heavy crude oil consistent with refiner and customer demand. Petroteq Heavy Sweet Oil has an American Petroleum Institute (API) gravity in the range of 14 to 20 and a sulfur content of less than 0.5%.
  The Company believes that the low sulfur content of Petroteq's Heavy Sweet Oil, provides it the potential to reduce refining costs and is an attractive blend component for refiners, which generates a more valuable product for the Company, increasing our net margins and netbacks on a per barrel basis.

Foreland Refining Corp., an affiliate of MC Oil and Gas, which has purchased oil produced from the Plant since approximately December 2018, has delivered the oil to its Eagle Springs Refinery located in central Nevada for reprocessing into naphthas, diesel, gas oils, and asphalt. Foreland has reported to Petroteq that, during this period, the quality of their refined products has improved - specifically, base sediments and water have been reduced to below 4/10 of 1%, and, in response to Foreland's request Petroteq's oil has produced less naphthas and more asphalts. In addition, Foreland has reported that its production has become more consistent.

Petroteq believes that its technology can produce a relatively sweet heavy crude oil from deposits of oil sands without requiring the use of water, and therefore without generating wastewater which would otherwise require the use of other treatment or disposal facilities which could be harmful to the environment. Petroteq's process is intended to be a more environmentally friendly remediation technology that leaves clean residual sand that is free of hydrocarbons, and can be returned to the environment, without additional remediation.

According to Alex Blyumkin, Executive Chairman of Petroteq, "The Company has been working with our engineering partners to improve production levels while still maintaining our high quality oil. We have also been conducting engineering and process testing that is critical in moving us toward our target expansion of 4,000 bbls/day in capacity. The work carried out this last month has been extremely beneficial in terms of increasing productivity and is expected to enable us to achieve actual production closer to our current nameplate capacity of 1,000 bbls/day. I would like to personally acknowledge the workers onsite who have carried out this remarkable achievement while working in what can only be described as very cold and inhospitable weather conditions in January and February."

The Company also announces its intention to complete shares for debt transactions, pursuant to which it will issue an aggregate of 2,900,000 common shares in satisfaction of $310,000 of indebtedness currently owed to seven arm's length service providers. The Company determined to satisfy the indebtedness with common shares in order to preserve the Company's cash for use on its extraction technology in Asphalt Ridge, Utah, and for working capital. All shares issued pursuant to the shares for debt transaction are subject to approval of the TSX Venture Exchange.  The shares will be issued in reliance on exemptions from the registration requirements of the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and applicable state securities laws, and will be issued as "restricted securities" (as defined in Rule 144 under the U.S. Securities Act). In addition, such securities are subject to a Canadian four-month hold period.

In addition, in connection with the Company's convertible debenture offering announced on January 6, 2020, the Company has paid Cantone Research, Inc., a New Jersey based, FINRA regulated brokerage and investment adviser firm, $50,000 and issued them broker warrants exercisable for up to 293,700 common shares of the Company at $0.17 per share for 48 months. The broker warrants have been, and underlying shares will be, issued in reliance on exemptions from the U.S. Securities Act, and applicable state securities laws, and are and will be subject to resale restrictions as "restricted securities". In addition, such securities are subject to a Canadian four-month hold period.

About Petroteq Energy Inc.

Petroteq is a fully integrated clean technology company focused on the development and implementation of a new proprietary technology for oil extraction. The Company has an environmentally safe and sustainable technology for the extraction and reclamation of heavy and bitumen from oil sands, oil shale deposits and shallow oil deposits. Petroteq is engaged in the development and implementation of its patented environmentally friendly heavy oil processing and extraction technologies. Petroteq is currently focused on developing its oil sands resources and expanding production capacity at its Asphalt Ridge soil remediation and heavy oil extraction processing facility located near Vernal, Utah.

For more information, visit www.Petroteq.energy.

Forward-Looking Statements

Certain statements contained in this press release contain forward-looking statements within the meaning of the U.S. and Canadian securities laws. Words such as "may," "would," "could," "should," "potential," "will," "seek," "intend," "plan," "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to the Company, including: planned expansion of production capacity of the Plant to 1,000 and 4,000 bbls/day; management's expectation that increased production will result from various engineering improvements at the Plant; implementation of dual shift operations; and closing of the shares for debt transactions noted herein; are intended to identify forward-looking information. Readers are cautioned that there is no certainty that it will be commercially viable to produce any portion of the resources. All statements other than statements of historical fact may be forward-looking information. Such statements reflect the Company's current views and intentions with respect to future events, based on information available to the Company, and are subject to certain risks, uncertainties and assumptions, including, without limitation: the Plant performing as expected; availability of labour and parts; adequate capital raising efforts; receipt of final TSX Venture Exchange approval for the transactions; execution of definitive shares for debt agreements; and the directors of the Company approving the shares for debt transactions. Material factors or assumptions were applied in providing forward-looking information. While forward-looking statements are based on data, assumptions and analyses that the Company believes are reasonable under the circumstances, whether actual results, performance or developments will meet the Company's expectations and predictions depends on a number of risks and uncertainties that could cause the actual results, performance and financial condition of the Company to differ materially from its expectations. Certain of the "risk factors" that could cause actual results to differ materially from the Company's forward-looking statements in this press release include, without limitation: failure by the TSX Venture Exchange or the directors of the Company to approve the transactions; failure of the parties to execute definitive agreements; uncertainties inherent in the estimation of resources, including whether any reserves will ever be attributed to the Company's properties; since the Company's extraction technology is proprietary, is not widely used in the industry, and has not been used in consistent commercial production, the Company's bitumen resources are classified as a contingent resource because they are not currently considered to be commercially recoverable; full scale commercial production may engender public opposition; the Company cannot be certain that its bitumen resources will be economically producible and thus cannot be classified as proved or probable reserves in accordance with applicable securities laws; changes in laws or regulations; the ability to implement business strategies or to pursue business opportunities, whether for economic or other reasons; status of the world oil markets, oil prices and price volatility; oil pricing; state of capital markets and the ability of the Company to raise capital; litigation; the commercial and economic viability of the Company's oil sands hydrocarbon extraction technology, and other proprietary technologies developed or licensed by the Company or its subsidiaries, which currently are of an experimental nature and have not been used at full capacity for an extended period of time; reliance on suppliers, contractors, consultants and key personnel; the ability of the Company to maintain its mineral lease holdings; potential failure of the Company's business plans or model; the nature of oil and gas production and oil sands mining, extraction and production; uncertainties in exploration and drilling for oil, gas and other hydrocarbon-bearing substances; unanticipated costs and expenses, availability of financing and other capital; potential damage to or destruction of property, loss of life and environmental damage; risks associated with compliance with environmental protection laws and regulations; uninsurable or uninsured risks; potential conflicts of interest of officers and directors; and other general economic, market and business conditions and factors, including the risk factors discussed or referred to in the Company's disclosure documents, filed with United States Securities and Exchange Commission and available at www.sec.gov (including, without limitation, its most recent annual report on Form 10-K under the Securities Exchange Act of 1934, as amended), and with the securities regulatory authorities in certain provinces of Canada and available at www.sedar.com.

Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward- looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking information is expressly qualified in its entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking information. The forward-looking information included in this press release is made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.

The securities referred to in this news release have not been, nor will they be, registered under the United States Securities Act of 1933, as amended, and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons absent U.S. registration or an applicable exemption from the U.S. registration requirements. This news release does not constitute an offer for sale of securities, nor a solicitation for offers to buy any securities. Any public offering of securities in the United States must be made by means of a prospectus containing detailed information about the company and management, as well as financial statements.

Unless otherwise specified, all references to $ refer to lawful currency of the United States.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

CONTACT INFORMATION

Petroteq Energy Inc.

Alex Blyumkin

Executive Chairman

Tel: (800) 979-1897